AMENDMENT NO. 13 TO INVESTMENT ADVISORY AGREEMENT

	This AMENDMENT NO. 13 to the INVESTMENT ADVISORY
AGREEMENT (the "Amendment") is effective as of June 7, 2010, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and
VALIC COMPANY I ("VC I").

	RECITALS

         WHEREAS, VALIC and VALIC Company I ("VC I") entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the "Agreement"), with respect to the funds listed in Schedule A (the "Covered Funds"); and

         WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the amendments of the advisory fee rates payable with respect to the Dividend Value Fund (formerly, the Core Value Fund).

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment.  Schedule A is amended to
reflect the revised advisory fee rates for the Dividend
Value Fund.

2.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 13 as of the date first above written.


THE VARIABLE ANNUITY LIFE	VALIC COMPANY I INSURANCE COMPANY

By:   	/S/ KURT W. BERNLOHR		By:	/S/ NORI L. GABERT

Name:  	Kurt W. Bernlohr		Name:	Nori L. Gabert

Title:	Senior Vice President		Title:	Vice President & Secretary


VALIC COMPANY I
SCHEDULE A
to Investment Advisory Agreement
(Effective June 7, 2010)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

         Asset Allocation Fund		0.50% on the first $300 million
        				0.475% on the next $200 million
       					0.45% on assets over $500 million

	Blue Chip Growth Fund		0.75% on the first $250 million
         				0.725% on the next $250 million
				        0.70% on assets over $500 million

       Broad Cap Value Income Fund	0.70% on the first $250 million
         				0.65% on the next $250 million
         				0.60% on the next $500 million
         				0.55% on assets over $1 billion

       Capital Conservation Fund	0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on the next $500 million
         				0.35% on assets over $1 billion

      Core Equity Fund			0.80% on the first $250 million
         				0.75% on the next $250 million
         				0.70% on the next $500 million
         				0.65% on assets over $1 billion

     Dividend Value Fund		0.75% on the first $250 million
					0.72% on the next $250 million
					0.67% on the next $500 million
         				0.62% on assets over $1 billion

         Foreign Value Fund		0.73% on the first $250 million
         				0.68% on the next $250 million
         				0.63% on the next $500 million
         				0.58% on assets over $1 billion

         Global Equity Fund		0.81% on the first $250 million
         				0.76% on the next $250 million
         				0.71% on the next $500 million
         				0.66% on assets over $1 billion

         Global Real Estate Fund	0.75% on the first $250 million
         				0.70% on the next $250 million
        				0.65% on assets over $500 million

         Global Social Awareness Fund	0.50% on the first $500 million
        				0.475% on the next $500 million
         				0.45% on assets over $1 billion

         Global Strategy Fund		0.50% on the first $500 million
         				0.46% on assets over $500 million

         Government Securities Fund	0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on the next $500 million
         				0.35% on assets over $1 billion

         Growth & Income Fund		0.75% on the first $500 million
         				0.725% on assets over $500 million

	Growth Fund			0.73% on the first $500 million
					0.67% on the next $500 million
					0.64% on the next $500 million
					0.61% on assets over $1.5 billion

         Health Sciences Fund		1.00% on the first $500 million
         				0.95% on assets over $500 million

         Inflation Protected Fund	0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on assets over $500 million

         International Equities Fund	0.35% on the first $500 million
        				0.25% on the next $500 million
					0.24% on assets over $1 billion

         International Government Bond Fund	0.50% on the first $250 million
         					0.45% on the next $250 million
         					0.40% on the next $500 million
         					0.35% on assets over $1 billion

	International Growth I Fund		0.95% on the first $250 million
						0.90% on the next $250 million
						0.85% on the next $500 million
						0.80% on assets over $1 billion

	Large Cap Core Fund			0.70% on the first $250 million
						0.65% on the next $250 million
						0.60% on the next $500 million
						0.55% on assets over $1 billion

	Large Capital Growth Fund		0.64% on the first $750 million
						0.59% on assets over $750 million

	Mid Cap Index Fund			0.35% on the first $500 million
						0.25% on the next $2.5 billion
						0.20% on the next $2 billion
						0.15% on assets over $5 billion

         Mid Cap Strategic Growth Fund		0.70% on the first $250 million
         					0.65% on the next $250 million
         					0.60% on assets over $500 million

         Money Market I Fund			0.40%

	Nasdaq-100" Index Fund			0.40% on the first $250 million
					        0.38% on the next $250 million
         					0.36% on assets over $500 million

         Science & Technology Fund		0.90% on the first $500 million
         					0.85% on assets over $500 million

	Small Cap Aggressive Growth Fund	0.85% on the first $250 million
						0.75% on assets over $250 million

	Small Cap Fund				0.90% on the first $250 million
						0.85% on the next $250 million
						0.80% on the next $500 million
						0.75% on assets over $1 billion

	Small Cap Index Fund			0.35% on the first $500 million
						0.25% on the next $2.5 billion
						0.20% on the next $2 billion
				         	0.15% on assets over $5 billion

         Small Cap Special Values Fund		0.75% on the first $500 million
         					0.70% on assets over $500 million

         Small-Mid Growth Fund			0.85% on the first $250 million
         					0.75% on assets over $250 million

         Stock Index Fund			0.35% on the first $500 million
         					0.25% on the next $2.5 billion
         					0.20% on the next $2 billion
				         	0.15% on assets over $5 billion
         Value Fund				0.78% on the first $250 million
						0.73% on the next $250 million
						0.68% on the next $500 million
						0.63% on assets over $1 billion